AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement amending that certain Asset Purchase Agreement (the "APA") dated as of September 24, 2004, by and between Global Axcess Corp ("Buyer") and ATM Network Services, Inc. dba The Bailey Group ("Seller"), is made by and between Buyer and Seller as of the 30 day of September, 2004. Capitalized terms used but not defined herein, shall have the meanings ascribed to such terms in the APA.

RECITALS

WHEREAS, pursuant to the APA, Buyer agreed to assume, and Seller agreed to assign to Buyer, all of Seller's rights and obligations under the contracts listed on Exhibit B attached thereto; and

WHEREAS, Seller and Buyer have agreed to add an additional contract to Exhibit B; and

WHEREAS, pursuant to Section 3.2(a)(iii) of the APA, Seller is required to deliver to Buyer the consents of the other parties to each of the agreements to be assigned; and

WHEREAS, Seller has not obtained the consents to assignment of the parties to such contracts set forth on Exhibit A attached hereto; and

WHEREAS, the parties desire to amend the APA as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, hereby agree as follows:

AMENDMENT

1. The parties hereby agree that Exhibit B to the APA is hereby amended by the addition of Wincor Retail ATM Customer Purchase & License Agreement (software for Wincors) to such exhibit.

2. Seller agrees to continue to attempt to obtain the consents (the "Consents") of the parties to the contracts set forth on Exhibit A attached hereto (the "Subject Contracts"), as soon as reasonably practicable. Seller agrees that until each of the Consents is obtained, or Buyer transitions such services to its own vendors, that Seller shall provide the services currently provided under each such Subject Contract as part of the transition services provided by Seller to

MAD

Buyer under Section 5.5 of the APA. Buyer agrees to reimburse Seller for the costs incurred under such Subject Contracts to provide such services, other than any premium, penalty, cost or expense, that may be due as a result of the services being provided to Buyer rather than Seller.

3. In the event that Seller is unable to obtain the Consent of any of the parties to the Subject Contracts on or before October 15, 2004, then any such Subject Contract for which consent has not been obtained (the "Unassigned Contracts") shall not be assigned by Seller nor assumed by Buyer and shall not be considered a "Vendor Agreement" or "Purchased Asset" under the APA for any purpose.

4. Seller agrees to indemnify, defend and hold the Indemnified Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by any of the Indemnified Parties, arising from or relating to any of the Unassigned Contracts, whether prior or subsequent to the Closing.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 30th day of September, 2004.

GLOBAL AXCESS CORP, a Nevada corporation

By: [signature]
Name: Michael J. Dolark
Title: CEO

ATM NETWORK SERVICES, INC., dba
The Bailey Group, a Nevada corporation

By: [signature]
Name:
Title: CEO

EXHIBIT "A"

1. ISO Master Agreement (Recharge/Prepay Services) between Seller and Euronet USA, Inc.

2. Wincor Retail ATM Customer Purchase & License Agreement